Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The Unaudited Pro Forma Condensed Combined Financial Information reflects the pro forma impact of the consummation of (i) the FXLR Investment (as defined), (ii) the Distribution (as defined), and (iii) the Park Central Acquisition (as defined).
          FXLR Investment
     On June 1, 2007, CKX, Inc. (“CKX” or the “Company”) acquired 50% of the common membership interests (the “FXLR Investment”) in FX Luxury Realty, LLC (“FXLR”). The consideration for the acquired interests was $100 million, paid in cash at closing. The Company funded the $100 million purchase price with proceeds from a drawdown under its amended revolving credit facility, as more fully described below. Flag Luxury Properties, LLC, a Delaware limited liability company and private real estate development company (“Flag”), owns the other 50% common membership interests in FXLR and retains a $45 million preferred priority distribution right, which amount will be payable upon the consummation of certain predefined capital transactions. Robert F.X. Sillerman, the Chairman and Chief Executive Officer of the Company, owns, directly and indirectly, an approximate 30% interest in Flag.
     On June 1, 2007, the date of the FXLR Investment, FXLR owned a 50% interest in the entities that collectively owned the Park Central Property (“Metroflag” or the “Metroflag Entities”) and had entered into an agreement to acquire the other 50% interest of Metroflag. On July 6, 2007, FXLR acquired the other 50% of Metroflag, which gave FXLR 100% ownership and control of the Park Central Property. FXLR intends to pursue a hotel, casino, entertainment, retail, commercial and residential development project on the Park Central Property. FXLR will also pursue similar real estate and attraction based projects throughout the world, including the development of one or more hotel(s) near or contiguous to the Graceland property in Memphis, Tennessee.
          The Distribution
     Under the terms of the purchase agreement governing the FXLR Investment, as amended on June 18, 2007, the members of FXLR agreed to contribute their interest in FXLR to a Delaware corporation, FX Luxury Real Estate, Inc. (“FX Luxury Real Estate”), in exchange for shares in FX Luxury Real Estate in a two step reorganization process that will result in FXLR being 100% owned by FX Luxury Real Estate (the “Reorganization”). In addition, the Company agreed to distribute 50% of its interest in FX Luxury Real Estate (representing 25% of the outstanding shares of common stock of FX Luxury Real Estate) (the “Distribution Shares”), which is expected to change its name to FX Real Estate and Entertainment Inc., to its stockholders through a registered distribution.
     On June 18, 2007, the Company declared and transferred into two trusts for the benefit of its stockholders a dividend consisting of the Distribution Shares (the “Distribution”). The transfer of the Distribution Shares to the trusts was irrevocable and neither CKX nor its creditors have any control over or continuing interest in such shares. FX Luxury Real Estate has agreed to file a registration statement with the SEC as soon as is practical to register the Distribution Shares to be distributed to CKX stockholders. The Distribution Shares will be distributed to the stockholders of CKX as soon as is commercially practicable following effectiveness of the registration statement.
     Following the trust transfers, CKX continues to own 25% of the outstanding common equity interests of FXLR and the trusts own, directly and through FX Luxury Real Estate, 25%. The Company evaluated its interest in FXLR in accordance with the guidance in FASB Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”). The Company completed the analysis required by FIN 46R and determined that FXLR does not meet the criteria to be a variable interest entity because FXLR shareholders absorb FXLR’s risks and returns in proportion to their ownership interests. Therefore, FIN 46R does not apply. The Company has consolidated FXLR from the date of the Company’s investment (June 1, 2007) because it controls FXLR though its direct 25% ownership interest and the separate indirect ownership and/or beneficial interests of affiliates, primarily the Company’s Chairman, Robert F.X. Sillerman, in the distribution trusts and Flag, which each own direct interests in FXLR. Therefore, under the requirements of Accounting Research Bulletin No. 51, Consolidated Financial Statements, the Company has consolidated FXLR based on its control through voting interests. The Company recorded minority interest for the 75% of the shares that it does not own in FXLR as of June 30, 2007. As of June 30, 2007, the Company accounts for its interest in Metroflag under the equity method of accounting because it did not

99.4-1

have control with its then 50% ownership interest. Effective July 6, 2007, with its purchase of the 50% of Metroflag that it did not already own, FXLR will consolidate Metroflag.
          Amendment of Revolving Credit Agreement
     In connection with the FXLR Investment, the Company amended its $125 million revolving credit agreement, to, among other things, increase the amount of the credit facility by $25 million, to a total of $150 million, and to permit the investment by the Company in FXLR and the subsequent distribution to the Company’s stockholders of half of the Company’s equity interests in FXLR. The note bears interest at LIBOR plus 150 basis points. At June 30, 2007, the effective interest rate is 6.86%. The loan expires May 24, 2011.
          Elvis Presley License Agreement
     Simultaneous with the FXLR Investment, Elvis Presley Enterprises, Inc., an 85%-owned subsidiary of CKX (“EPE”), entered into a worldwide exclusive license agreement with FXLR (the “Elvis Presley License Agreement”), granting FXLR the right to use Elvis Presley-related intellectual property in connection with designing, constructing, operating, and promoting Elvis Presley-themed real estate and attraction based properties, including Elvis Presley-themed hotels, casinos, theme parks, lounges and clubs (subject to certain restrictions). The license also grants FXLR the non-exclusive right to use Elvis Presley-related intellectual property in connection with designing, constructing, operating and promoting Elvis Presley-themed restaurants. No pro forma adjustments related to this transaction are reflected in this Unaudited Pro Forma Condensed Combined Financial Information because the amounts have been eliminated in consolidation.
          Muhammad Ali License Agreement
     Simultaneous with the FXLR Investment, Muhammad Ali Enterprises LLC, an 80%-owned subsidiary of CKX (“MAE”), entered into a worldwide exclusive license agreement with FXLR, granting the Ali Business the right to use Muhammad Ali-related intellectual property in connection with designing, constructing, operating, and promoting Muhammad Ali-themed real estate and attraction based properties, including Muhammad Ali-themed hotels and retreat centers (subject to certain restrictions). Under the terms of the license agreement, FXLR has the right to manufacture and sell merchandise relating to each Muhammad Ali property at the applicable property, but the MAE will have final approval over all types and categories of merchandise that may be sold by FXLR. No pro forma adjustments related to this transaction are reflected in this Unaudited Pro Forma Condensed Combined Financial Information because the amounts have been eliminated in consolidation.
          Park Central Acquisition
     On July 6, 2007, FXLR acquired the 50% it did not own of the Metroflag Entities, which collectively own the Park Central Property (the “Park Central Acquisition”). As a result of this purchase, FXLR now owns 100% of Metroflag, and therefore the Park Central Property, and will consolidate the operations of Metroflag. The total consideration paid by FXLR for the remaining 50% interest in the Park Central Property was $180 million, which was paid in cash from borrowings and cash on hand.
          Metroflag’s Credit Suisse Loan
     On May 12, 2007, Metroflag obtained a $370 million loan from an affiliate of Credit Suisse (the “Credit Suisse Note”), which refinanced existing debt obligations with Barclays Capital for a total payoff of $301 million less reserves maintained by Barclay’s Capital if $7.8 million for a total consideration of $293.2 million. The Credit Suisse Note is a 12-month note with two 6-month extensions and is secured by Metroflag’s interests in the Park Central Property.
     On July 6, 2007, Metroflag increased the size of the Credit Suisse Note to $475 million. The proceeds from this increase were used to partially fund the Park Central Acquisition and to increase the amount held by Metroflag in escrow accounts to fund future pre-development spending and interest on the debt. The loan, which is comprised of three separate tranches, expire on July 5, 2008, but can be extended for up to two six month periods by Metroflag. Interest rates on the loan are at Eurodollar rate plus applicable margins ranging from 150 basis points on the $250 million tranche; 400 basis points on the $30 million tranche; and 900 basis points on the $195 million tranche; the effective interest rates on each tranche at June 30, 2007 were 7.4%, 9.9% and 14.9%, respectively.

99.4-2

Basis of Presentation of Unaudited Pro Forma Condensed Combined Financial Information
     The Unaudited Pro Forma Condensed Combined Financial Information reflects the pro forma impact of the consummation of (i) the FXLR Investment, (ii) the Distribution, and (iii) the Park Central Acquisition. The Unaudited Pro Forma Condensed Combined Financial Information reflects the consolidation of FXLR because the Company controls FXLR through its direct 25% ownership interest and the separate indirect ownership and/or beneficial interests of affiliates, primarily the Company’s Chairman, Robert F.X. Sillerman, in the distribution trusts and Flag which each own direct interests in FXLR. The Company records a minority interest for the 75% of the FXLR shares that it does not own.
     The Unaudited Pro Forma Condensed Combined Financial Information reflects FXLR’s converting of its interest in the Metroflag Entities from an investment accounted for under the equity method to a consolidated entity. The Company has reflected the impact of the transactions described previously in two steps as follows: (i) the Company’s acquisition of 50% of FXLR’s equity and (ii) FXLR’s acquisition of the remaining 50% interest in Park Central Property not previously owned. The Metroflag Entities are the predecessor company to FXLR. Therefore, operations of the Park Central Property are reflected in pro forma adjustments for the year ended December 31, 2006 and the five months ended May 31, 2007.
     Our Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2006 and the six months ended June 30, 2007 are presented as if we had completed the various transactions that resulted in the FXLR Investment, the Distribution and the Park Central Acquisition on January 1, 2006.
     Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The allocation of the purchase price for the FXLR Investment and the Park Central Acquisition are preliminary and may be adjusted for changes in the valuations of the fair value of the assets acquired and liabilities assumed.
     These estimates and assumptions are preliminary and have been made solely for purposes of developing these Unaudited Pro Forma Condensed Combined Financial Statements. Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon, and should be read in conjunction with, our historical financial statements and the related notes to such financial statements and the historical financial statements of the Metroflag Entities, the Predecessor to FXLR.
     Our Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. Our Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor are they indicative of our future results.

99.4-4

CKX, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2007
(amounts in thousands)

				Pro Forma
				for the Acquisitions,
		Historical	Acquisition and Financing	Financing and Other
	CKX	Metroflag	Adjustments	Adjustments
			(Note B(i))
ASSETS
Current assets:
Cash and cash equivalents	$140,438	$2,133	$(172,500)	$62,571
			92,500

Restricted cash	1,131	61,754	12,500	75,385
Marketable securities	30,410	—		30,410
Receivables, net of allowance for doubtful accounts	49,250	504		49,754
Deferred rent receivable	—	743		743
Inventories, net of allowance for absolescence	2,210	—		2,210
Prepaid expenses and other current assets	26,896	196	(7,500)	19,592
Deferred tax asset	1,072	—		1,072

Total current assets	251,407	65,330	(75,000)	241,737

Property and equipment — net	43,126	271,119	180,000	580,627
			86,382

Receivables	823	—		823
Deferred financing costs	—	9,773		9,773
Deferred production costs	3,292	—		3,292
Investment in Park Central Properties	86,382	—	(86,382)	—
Other assets	20,623	—		20,623
Goodwill	149,220	—		149,220
Other intangible assets — net	191,450	1,296		192,746
Deferred tax assets	1,068	—		1,068

TOTAL ASSETS	$747,391	$347,518	$105,000	$1,199,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,808	$5,344	$	$15,152
Accrued expenses	28,412	—		28,412
Current portion of long-term debt	652	—		652
Notes payable	31,443	1,607		33,050
Income taxes payable	8,672	—		8,672
Other current liabilities	372	—		372
Deferred revenue	13,454	125		13,579

Total current liabilities	92,813	7,076		99,889

Long-term liabilities:
Long-term debt	102,564	370,000	105,000	577,564
Deferred revenue	2,376	—		2,376
Other long-term liabilities	4,474	1,185		5,659
Deferred tax liabilities	28,487	—		28,487

Total liabilities	230,714	378,261	105,000	713,975

Minority interest	162,288	—		162,288
Redeemable restricted common stock - 1,672,170 shares outstanding at June 30, 2007 and December 31, 2006	23,002	—		23,002

Stockholders’ equity:				—
Preferred stock, $.01 par value, authorized 75,000,000 shares:				—
Series B - 1,491,817 outstanding	22,825	—		22,825
Common stock, $.01 par value, 95,244,648 shares issued and outstanding at June 30, 2007	952	—		952
Additional paid-in-capital	374,078	(30,743)		343,335
Accumulated deficit	(82,126)	—		(82,126)
Accumulated other comprehensive income	15,658	—		15,658

Total stockholders’ equity	331,387	(30,743)		300,644

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$747,391	$347,518	$105,000	$1,199,909

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

99.4-5

CKX, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Year Ended December 31, 2006
(amounts in thousands, except per share amounts)

								Pro Forma
				Pro Forma		Park Central		for the FXLR Investment,
		FXLR		for the FXLR Investment,	Metroflag	Acquisition,		Park Central Acquisition
		Investment, Financing		Financing and Other	(Predecessor)	Financing		Financing and Other
	CKX	and Other Adjustments		Adjustments	January 1 - December 31	and Other Adjustments		Adjustments
		(Note A)				(Note B)
Revenue	$210,153	$		$210,153	$5,581	$		$215,734

Operating expenses:
Cost of sales	79,893			79,893	—			79,893
Selling, general and administrative expenses	68,760			68,760	1,290			70,050
Corporate expenses	15,236			15,236	—			15,236
Depreciation and amortization	20,541			20,541	358			20,899
Acquisition related costs	3,159			3,159	—			3,159
Other costs	2,669			2,669	—			2,669

Total operating expenses	190,258			190,258	1,648			191,906

Operating income (loss)	19,895			19,895	3,933			23,828

Interest income	1,406			1,406	1			1,407
Interest (expense)	(1,166)	(6,403	)(i)	(7,569)	(24,044)	(15,645	)(ii)	(47,258)
Other income (expense)	(3,323)			(3,323)	—			(3,323)

Income (loss) before income taxes	16,812	(6,403)		10,409	(20,110)	(15,645)		(25,346)

Income tax expense (benefit)	6,178	(1,359	)(iv)	4,819		(383	)(v)	4,436

Income before equity in earnings of affiliates, minority interest and incidental operations	10,634	(5,044)		5,590	(20,110)	(15,262)		(29,782)

Equity in earnings (losses) of affiliates	686	(20,030	)(ii)	(19,344)	—	20,030	(iii)	686
Minority interest	(2,127)	15,023	(iii)	12,896	—	26,756	(iv)	39,652

Income (loss) before incidental operations	9,193	(10,051)		(858)	(20,110)	31,524		10,556
Loss from incidental operations	—			—	(19,950)			(19,950)

Net income (loss)	9,193	(10,051)		(858)	(40,060)	31,524		(9,394)

Dividends on preferred stock	(1,824)			(1,824)	—			(1,824)

Net income (loss) available to common shareholders	$7,369	$(10,051)		$(2,682)	$(40,060)	$31,524		$(11,218)

Income per share:
Basic income per share	$0.08			$(0.03)				$(0.12)

Diluted income per share	$0.08			$(0.03)				$(0.12)

Average number of commons shares outstanding:
Basic	92,529,152			92,529,152				92,529,152

Diluted	93,555,201			92,529,152				92,529,152

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

99.4-6

CKX, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For The Six Months Ended June 30, 2007
(amounts in thousands, except per share amounts)

				Pro Forma		Park Central		Pro Forma
		FXLR		for the FXLR Investment,	Metroflag	Acquisitions,		for the FXLR Investment,
		Investment, Financing		Financing and Other	(Predecessor)	Financing		Financing and Other
	CKX	and Other Adjustments		Adjustments	January 1 - June 30	and Other Adjustments		Adjustments
		(Note A)				(Note B)
Revenue	$121,929	$		$121,929	$4,364	$		$126,293

Operating expenses:
Cost of sales	36,469			36,469				36,469
Selling, general and administrative expenses	40,585			40,585	1,393			41,978
Corporate expenses	8,961			8,961				8,961
Depreciation and amortization	11,098			11,098	2,993			14,091
Merger and distribution-related costs	2,761			2,761				2,761
Other costs	365			365				365

Total operating expenses	100,239			100,239	4,386			104,625

Operating income (loss)	21,690			21,690	(22)			21,668

Interest income	969			969	20			989
Interest (expense)	(1,576)	(2,552	)(i)	(4,128)	(19,515)	(7,823	)(ii)	(31,466)
Other income (expense)	(386)			(386)				(386)

Income (loss) before income taxes	20,697	(2,552)		18,145	(19,517)	(7,823)		(9,195)

Income tax expense (benefit)	13,914	(5,495	)(iv)	8,419		(3,776	)(v)	4,643

Income (loss) before equity in earnings of affiliates, minority interest, retirement of debt and incidental operations	6,783	2,943		9,726	(19,517)	(4,047)		(13,838)

Equity in earnings (losses) of affiliates	(1,859)	(14,982	)(ii)	(16,841)		17,442	(iii)	601
Minority interest	1,323	11,237	(iii)	12,560		21,591	(iv)	34,151

Income (loss) before retirement of debt and incidental operations	6,247	(802)		5,445	(19,517)	34,986		20,914
Loss on retirement of debt	—			—	(3,507)			(3,507)
Loss from incidental operations	—			—	(11,859)			(11,859)

Net income (loss)	6,247	(802)		5,445	(34,883)	34,986		5,548

Dividends on preferred stock	(912)			(912)				(912)

Net income (loss) available to common shareholders	$5,335	$(802)		$4,533	$(34,883)	$34,986		$4,636

Loss per share:
Basic income per share	$0.06			$0.05				$0.05

Diluted income per share	$0.06			$0.05				$0.05

Average number of common shares outstanding:
Basic	96,804,899			96,804,899				96,804,899

Diluted	96,957,605			96,957,605				96,957,605

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

99.4-7

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(amounts in thousands, except per share data)
1. Pro Forma Adjustments
     There are two categories of pro forma adjustments necessary to present our pro forma results of operations for the year ended December 31, 2006 and the six months ended June 30, 2007:
• CKX’s $100 million acquisition of 50% of the outstanding common membership interests in FXLR, related financing and other adjustments; and
• FXLR’s purchase of additional 50% interest in Metroflag, and therefore the Park Central Property, related financing and other adjustments.
     A. FXLR Investment, Related Financing and Other Adjustments
(i)	To reflect additional interest expense for CKX for the year ended December 31, 2006 and the six months ended June 30, 2007 of $6.4 million and $2.6 million, respectively.

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
Interest expense on $100 million drawdown by CKX under its amended revolving credit facility at 6.86%	$6,860	$3,430
Historical revolver commitment fee and interest expense recorded	(457)	(878)

Incremental pro forma expense	$6,403	$2,552

(ii)	To reflect the incremental amount of FXLR’s 50% share of the loss in Metroflag under the equity method of accounting for the year ended December 31, 2006 and the six months ended June 30, 2007 of $20.0 million and $15.0 million, respectively.

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
FXLR’s 50% share of the losses of Metroflag	$(20,030)	$(17,442)
Historical equity income (loss) recorded by CKX	—	(2,460)

Incremental pro forma expense	$(20,030)	$(14,982)

99.4-8

(iii)	To record CKX’s 75% minority interest in income (loss) of FXLR for the year ended December 31, 2006 and the six months ended June 30, 2007 of $15.0 million and $11.2 million, respectively.

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
FXLR’s 50% share of the losses of Metroflag	$(20,030)	$(17,442)

Record 75% minority interest on FXLR net loss	$15,023	$13,082
Historical minority interest recorded	—	1,845

Incremental pro forma income	$15,023	$11,237

(iv)	To reflect pro forma net income tax benefit for the FXLR investment for the year ended December 31, 2006 and the six months ended June 30, 2007 of $1.4 million and $5.5 million, respectively.

	Year Ended	Six Months
	December 31,	Ended June 30,
	2006	2007
Pro forma income tax expense at 46.3% effective tax rate for the year ended December 31, 2006 and 46.4% for the six months ended June 30, 2007	$4,819	$8,419

Historical CKX income tax expense	6,178	13,914

Incremental pro forma income tax benefit	$(1,359)	$(5,495)

     Reconciliations between the pro forma effective tax rates and the federal statutory rate for CKX are as follows:

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
Federal Statutory Rate	35.0%	35.0%
Differential arising from:
State and local taxes, net of federal tax benefit	6.7	6.2
Foreign taxes	17.4	11.0
Income (loss) due to minority interest	(3.6)	7.8
Income (loss) from equity in earnings of affiliates	(16.8)	(10.9)
Foreign exchange	11.1	—
Valuation allowance	(0.1)	(6.0)
Capitalization of merger and distribution-related costs	—	3.2
Permanent items	(3.4)	0.1

Pro forma effective tax rate	46.3%	46.4%
(v)	FXLR is expected to incur incremental corporate expenses over its historical expense levels as it evaluates and pursues a hotel, casino, retail, entertainment, commercial and residential development project on the Park Central Property and pursues similar real estate and attraction based projects throughout the world. FXLR has yet to commit to any significant incremental expenses; the degree and timing of committing to and incurring such expenses is dependent on FXLR executing its business plans; therefore, the amount of such incremental expenses, if any, cannot be estimated at this time. Accordingly, no pro forma adjustments have been made to the unaudited pro forma condensed combined statements of operations to reflect incremental corporate expenses.

99.4-9

     B. Purchase by FXLR of additional 50% interest in Metroflag, and therefore the Park Central Property, Related Financing and Other Adjustments
(i)	To record FXLR’s purchase of additional 50% interest in Metroflag, and therefore the Park Central Property, for $180.0 million. $7.5 million of the purchase price was paid as an advance payment in May 2007 and recorded by CKX as a component of prepaid expenses and other current assets as of June 30, 2007. The cash payment was funded by $92.5 million of cash on hand and $105.0 million of additional borrowings. Upon the purchase of the additional 50% interest in Metroflag, FXLR consolidates the Metroflag Entities, which collectively own the Park Central Property, beginning on July 6, 2007. A preliminary purchase price allocation has been made by management allocating the entire purchase price to land, a component property and equipment, net on the accompanying unaudited pro forma condensed consolidated balance sheet. The Company has engaged an independent appraisal firm to perform a valuation of the assets acquired and liabilities assumed. Accordingly the purchase price allocation is preliminary and may be adjusted for changes in estimates of the fair value of the assets acquired and liabilities assumed.

(ii)	To reflect incremental pro forma interest expense of $15.6 million and $7.8 million for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, on additional $105 million of financing incurred for purchase of additional interest in Metroflag at 14.9%.
(iii)	To convert FXLR’s interest in Metroflag from an investment accounted for under the equity method to a consolidated entity due to its subsequent acquisition of the 50% of Metroflag it did not already own, this entry eliminates its 50% equity interest in affiliate recorded for the year ended December 31, 2006 and the period from June 1 to June 30, 2007 of $20.0 million and $17.4 million, respectively.

(iv)	Record 75% minority interest income (expense) in FXLR for the year ended December 31, 2006 and the six months ended June 30, 2007 of $26.8 million and $21.6 million, respectively.

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
Metroflag net loss	$(40,060)	$(34,883)
Pro forma interest expense adjustment for additional $105 million of financing for Park Central Property	(15,645)	(7,823)

	(55,705)	(42,706)

To record 75% minority interest on FXLR net loss and pro forma interest expense adjustment	$41,779	$32,029
Historical minority interest recorded	(2,127)	2,122

	39,652	34,151

Pro Forma for the FXLR Investment, Financing and Other Adjustments	12,896	12,560

Incremental pro forma income (expense)	$26,756	$21,591

99.4-10

(v)	To reflect pro forma income tax benefit for the buyout and consolidation of Metroflag, and therefore the Park Central Property, for the year ended December 31, 2006 and the six months ended June 30, 2007 of $0.4 million and $4.4 million, respectively.

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
Pro forma income tax expense at (17.5)% effective tax rate for the year ended December 31, 2006 and (50.5)% for the six months ended June 30, 2007	$4,436	$4,643

Pro forma income tax expense for the FXLR Acquisition, Financing and Other Adjustments	4,819	8,419

Incremental pro forma income tax benefit	$(383)	$(3,776)

     Reconciliations between the pro forma effective tax rates and the federal statutory rate for CKX are as follows:

	Year Ended	Six Months Ended
	December 31, 2006	June 30, 2007
Federal Statutory Rate	35.0%	35.0%
Differential arising from:
State and local taxes, net of federal tax benefit	(1.8)	(5.8)
Foreign taxes	(7.1)	(39.0)
Income (loss) due to minority interests	(35.5)	(64.4)
Income (loss) from equity in earnings of affiliates	6.9	9.2
Foreign exchange	(4.6)	—
Valuation allowance	(11.8)	18.4
Capitalization of Merger and distribution-related costs	—	(4.9)
Permanent items	1.4	1.0

Pro forma effective tax rate	(17.5)%	(50.5)%

99.4-11